Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Life360, Inc.
San Mateo, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-274727 and 333-268529) of Life360, Inc. (the Company) of our report dated March 23, 2023, relating to the consolidated financial statements which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

San Francisco, California

February 29, 2024